Exhibit 10.2

FORM OF SHAREHOLDER SUPPORT AGREEMENT

This Shareholder Support Agreement (this “Agreement”) is made and entered into as of January 29, 2023, by and among Prime Impact Acquisition I, a Cayman Islands exempted company (“SPAC”), Cheche Group Inc., a Cayman Islands exempted company (“Holdings”), Cheche Technology Inc., a Cayman Islands exempted company (the “Company”) and the undersigned shareholders of the Company (each, a “Written Consent Party” and, collectively, the “Written Consent Parties”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

RECITALS

WHEREAS, on January 29, 2023, SPAC, the Company, Cheche Merger Sub Inc., a Cayman Islands exempted company and wholly owned Subsidiary of Holdings (“Merger Sub”), and Holdings, entered into a Business Combination Agreement (the “Business Combination Agreement”), pursuant to which, among other things, (a) SPAC will merge with and into Holdings (the “Initial Merger”), with Holdings surviving the Initial Merger and (b) immediately after the Initial Merger Effective Time, Merger Sub will merge with and into the Company (the “Acquisition Merger” and, together with the Initial Merger, the “Business Combination”), with the Company surviving the Acquisition Merger as a wholly owned subsidiary of Holdings;

WHEREAS, pursuant to the Business Combination Agreement, immediately prior to the Acquisition Merger Effective Time, each Company Preferred Share that is issued and outstanding immediately prior to the Acquisition Merger Effective Time shall automatically convert into a number of Company Ordinary Shares at the then-effective conversion rate as calculated pursuant to the Company’s sixth amended and restated articles of association;

WHEREAS, pursuant to their terms, upon consummation of the Business Combination, the fifth amended and restated shareholders agreement dated November 3, 2022, by and among the Company and the shareholders of the Company (the “Company Shareholders Agreement”) will automatically terminate without any further action on the part of the parties thereto pursuant to its respective terms;

WHEREAS, each Written Consent Party agrees to enter into this Agreement with respect to all Company Equity Interests that such Written Consent Party now or hereafter owns, beneficially (as defined in Rule 13d-3 under the Exchange Act) or of record;

WHEREAS, each Written Consent Party is the beneficial and/or record owner of, and has the sole right to vote or direct the voting of, such number of Company Capital Shares as are set forth on Schedule A attached hereto opposite the name of such Written Consent Party;

WHEREAS, each of SPAC, Holdings, the Company and each Written Consent Party has determined that it is in its best interests to enter into this Agreement;

WHEREAS, each Written Consent Party understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon such Written Consent Party’s execution and delivery of this Agreement; and

WHEREAS, following the date hereof, SPAC and Holdings intend to file with the SEC a registration statement on Form F-4 in connection with the matters set forth in Section 7.02(a) of the Business Combination Agreement (the “Registration Statement”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Affiliate” of a specified person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (provided that if a Written Consent Party is a venture capital, private equity or angel fund, no portfolio company of such Written Consent Party will be deemed an Affiliate of such Written Consent Party; provided further that neither the Company nor any Company Subsidiary will be deemed an Affiliate of any Written Consent Party).

“Change of Control” means (A) the sale of all or substantially all of the consolidated assets of the Surviving Company and its Subsidiaries to a third-party purchaser; (B) a sale resulting in no less than a majority of the voting power of the Surviving Company being held by person that did not own a majority of the voting power prior to such sale; or (C) a merger, consolidation, recapitalization or reorganization of the Surviving Company with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

“Expiration Time” shall mean the earliest to occur of (a) the Acquisition Merger Effective Time, (b) such date as the Business Combination Agreement shall be validly terminated in accordance with Article IX thereof and (c) the effective date of a written agreement of the parties hereto terminating this Agreement.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Transfer” shall mean any (A) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction specified in clauses (A) or (B).

2. Agreement to Retain the Company Equity Interests; Lock-up.

2.1 No Transfer of Company Equity Interests; Lock-up.

(a) Until the Expiration Time, each Written Consent Party agrees not to: (i) redeem or Transfer any Company Equity Interest whether now held or otherwise beneficially owned directly or indirectly by such Written Consent Party or hereafter held or otherwise beneficially acquired directly or indirectly by such Written Consent Party at any time prior to the Expiration Time (the “Written Consent Party Company Securities”), (ii) deposit any Written Consent Party Company Securities into a voting trust or enter into a voting agreement or any similar agreement, arrangement or understanding with respect to any Written Consent Party Company Securities or grant any proxy (except as otherwise provided under this Agreement), consent or power of attorney with respect thereto (other than pursuant to this Agreement), (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Written Consent Party Company Securities held or otherwise beneficially owned directly or indirectly by such Written Consent Party, or (iv) agree to or publicly announce any intention to effect any transaction specified in the preceding clauses (i), (ii) or (iii). Notwithstanding anything to the contrary in this Agreement, the Written Consent Party may sell or transfer its Written Consent Party Company Securities so long as it has procured each purposed transferee or assignee of any portion of the Written Consent Party Company Securities to enter into a deed of adherence agreeing to be bound by this Agreement, with the same force and effect as if it were originally a party hereto.

(b) Each Written Consent Party agrees that from and after the Expiration Time until the earliest of (i) six months after the Acquisition Closing, (ii) the first date after the closing price of the Surviving Company Class A Ordinary Shares equals or is greater than $12.50 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after the Acquisition Closing, or (iii) the consummation of a Change of Control of the Surviving Company after the Acquisition Closing, such Written Consent Party shall not Transfer any Equity Securities of the Surviving Company issued at the Acquisition Merger Effective Time pursuant to the Acquisition Merger in respect of such Written Consent Party’s Written Consent Party Company Securities (the “Written Consent Party Surviving Company Securities”).

(c) Notwithstanding the provisions set forth in Section 2.1(a) and (b), Transfers of Written Consent Party Surviving Company Securities are permitted (i) to any members or partners of the applicable Written Consent Party or its Affiliates; (ii) in the case of any Written Consent Party that is an individual, (A) by gift to a member of one of such Written Consent Party’s immediate family or to a trust, the beneficiary of which is a member of such Written Consent Party’s immediate family, an Affiliate of such Written Consent Party’s or to a charitable organization, (B) by virtue of laws of descent and distribution upon death of such Written Consent Party, (C) pursuant to a qualified domestic relations order; (iii) by virtue of such Written Consent Party’s organizational documents upon liquidation or dissolution of such Written Consent Party; and (iv) to the Surviving Company for no value for cancellation, provided, however, that in the case of clauses (i) through (iii) these permitted transferees shall enter into a deed of adherence agreeing to be bound by this Agreement, with the same force and effect as if it were originally a party hereto.

2.2 Additional Company Equity Interests. Until the Expiration Time, each Written Consent Party agrees that any Company Equity Interests that (a) are issued to such Written Consent Party after the date of this Agreement pursuant to any share dividend, share subdivision, recapitalization, reclassification, combination or exchange of Company Equity Interests or otherwise, (b) such Written Consent Party purchases or otherwise hereinafter acquires (including as a result of the exercise of any Company Option or Company Warrant or settlement of any Company Restricted Shares Awards) or (c) with respect to which such Written Consent Party otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement to the same extent as if they were owned by such Written Consent Party as of the date hereof.

2.3 Unpermitted Transfers. Any Transfer or attempted Transfer of any Company Equity Interests in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3. Agreement to Consent and Approve.

3.1 Hereafter until the Expiration Time, each Written Consent Party agrees that, except as otherwise agreed in writing with each of SPAC and the Company:

(a) no later than the date which is reasonably practicable after the Registration Statement is declared effective under the Securities Act and delivered or otherwise made available to shareholders, and in any event within forty-eight (48) hours after the Registration Statement is declared effective, such Written Consent Party shall execute and deliver a written consent or shareholder resolutions (the “Shareholder Written Consent”), which shall approve the Business Combination Agreement, the Mergers and the other Transactions. Following such execution and delivery, each Written Consent Party hereby agrees that it will not revoke, withdraw or repudiate the Shareholder Written Consent. The Shareholder Written Consent shall be coupled with an interest and, prior to the Expiration Time, shall be irrevocable; and

(b) if it is a party to the Registration Rights Agreement, substantially in the form attached as Exhibit A to the Business Combination Agreement, at the Acquisition Closing of the Business Combination Agreement, it shall execute and deliver the Registration Rights Agreement.

Hereafter until the Expiration Time, and subject to Section 2 hereof, no Written Consent Party shall enter into any tender or voting agreement, or any similar agreement, arrangement or understanding, or grant a proxy or power of attorney, with respect to the Company Equity Interests that is inconsistent with this Agreement or otherwise take any other action with respect to the Company Equity Interests that would prevent, materially restrict, materially limit or materially interfere with the performance of such Written Consent Party’s obligations hereunder or the consummation of the transactions contemplated hereby.

3.2 Hereafter until the Expiration Time, at any meeting of the shareholders of the Company, or at any postponement or adjournment thereof, called to seek the affirmative vote of the holders of the outstanding Company Capital Shares to adopt the Business Combination Agreement, or approve the Mergers and the other Transactions, in any action by written consent or in any other circumstances upon which a vote, consent or other approval (including the Shareholder Written Consent) with respect to the Business Combination Agreement, the Mergers or the other Transactions is sought or upon which a consent or other approval is required under the Company’s Constitutional Documents or the Company Shareholders Agreement, each Written Consent Party shall vote (or cause to be voted) all Company Capital Shares currently or hereinafter owned by such Written Consent Party in favor of the foregoing. Additionally, hereafter until the Acquisition Merger Expiration Time, at any meeting of the shareholders of the Company, or at any postponement or adjournment thereof, each Written Consent Party shall vote (or cause to be voted) all Company Capital Shares currently or hereinafter owned by such Written Consent Party against any action, agreement or transaction (other than the Business Combination Agreement or the Transactions) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Business Combination Agreement or that would reasonably be expected to result in the failure of the Transactions from being consummated.

3.3 Hereafter until the Expiration Time, at any meeting of the shareholders of the Company or at any postponement or adjournment thereof or in any other circumstances upon which a Written Consent Party’s vote, consent or other approval (including by written consent) is sought, such Written Consent Party shall vote (or cause to be voted) all Company Equity Interests (to the extent such Company Equity Interests are then entitled to vote thereon), currently or hereinafter owned by such Written Consent Party against and withhold consent with respect to any Alternative Transaction. No Written Consent Party shall commit or agree to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

4. Additional Agreements.

4.1 Litigation. Each Written Consent Party agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, Merger Sub, the Company, Holdings or any of their respective successors, directors or officers (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Business Combination Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement or the Business Combination Agreement.

4.2 Waiver of Certain Rights. Each Written Consent Party hereby waives any requirement for notice with respect to the Transactions under the Company Shareholders Agreement.

4.3 Consent to Disclosure. Each Written Consent Party hereby consents to the publication and disclosure in the Registration Statement (and, as and to the extent otherwise required by applicable securities laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC or the Company to any Governmental Authority or to securityholders of SPAC) of such Written Consent Party’s identity and beneficial ownership of Company Equity Interests and the nature of such Written Consent Party’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC or the Company, a copy of this Agreement, provided that the description or disclosure relating to Image Digital Investment (HK) Limited or TPP Fund II Holding F Limited shall be approved by such Written Consent Party in advance. Each Written Consent Party will promptly provide any information reasonably requested by SPAC or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

4.4 Confidentiality. Until the Expiration Time, each Written Consent Party will and will cause its Affiliates to keep confidential and not disclose any non-public information relating to SPAC or the Company or any of their respective subsidiaries, including the existence or terms of, or transactions contemplated by, this Agreement, the Business Combination Agreement or the other Transaction Documents, except to the extent that such information (i) was, is or becomes generally available to the public after the date hereof other than as a result of a disclosure by such Written Consent Party in breach of this Section 4.4, (ii) is, was or becomes available to such Written Consent Party on a non-confidential basis from a source other than SPAC or the Company; provided that, to the knowledge of such Written Consent Party, such information is not subject to a legal, fiduciary or contractual obligation of confidentiality or secrecy to SPAC or the Company, or (iii) is or was independently developed by such Written Consent Party after the date hereof without use of, or reference to any non-public information of SPAC or the Company. Notwithstanding the foregoing, such information may be disclosed to the extent required to be disclosed in a judicial or administrative proceeding, or otherwise required to be disclosed by applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such disclosing party is subject), provided that such Written Consent Party gives SPAC or the Company, as applicable, prompt notice of such request(s) or requirement(s), to the extent practicable (and not prohibited by Law), so that SPAC or the Company may seek, at its expense, an appropriate protective order or similar relief (and such Written Consent Party shall reasonably cooperate with such efforts).

5. Representations and Warranties of the Written Consent Parties. Each Written Consent Party hereby represents and warrants, severally and not jointly, to SPAC and the Company as follows:

5.1 Due Authority. Such Written Consent Party has the full power and authority to execute and deliver this Agreement and perform its obligations hereunder. If such Written Consent Party is an individual, the signature to this agreement is genuine and such Written Consent Party has legal competence and capacity to execute the same. This Agreement has been duly and validly executed and delivered by such Written Consent Party and, assuming due execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Written Consent Party, enforceable against such Written Consent Party in accordance with its terms, except as limited by applicable Remedies Exceptions.

5.2 Ownership of the Company Equity Interests. As of the date hereof, such Written Consent Party is the owner of the Company Equity Interests set forth opposite such Written Consent Party’s name on Schedule A, free and clear of any and all Liens, options, rights of first refusal and limitations on such Written Consent Party’s voting rights, other than those under applicable securities laws or the certificate of incorporation or bylaws or any equivalent organizational documents of the Company, as applicable, or the Company Shareholders Agreement or pursuant to this Agreement and the other Transaction Documents or those would not, individually or in the aggregate, reasonably be expected to prevent, delay or materially impair the ability of such Written Consent Party to perform its obligations under this Agreement. Such Written Consent Party has sole voting power (including the right to control such vote as contemplated herein), power of disposition and power to issue instructions with respect to all Company Equity Interests currently owned by such Written Consent Party, and the power to agree to all of the matters applicable to such Written Consent Party set forth in this Agreement. As of the date hereof, such Written Consent Party does not own any Company Equity Interests other than the Company Equity Interests set forth opposite such Written Consent Party’s name on Schedule A. As of the date hereof, such Written Consent Party does not own any rights to purchase or acquire any Company Equity Interests, except for the Company Warrants, Company Options and Company Restricted Shares Awards set forth opposite such Written Consent Party’s name on Schedule A.

5.3 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Written Consent Party does not, and the performance by such Written Consent Party of the obligations under this Agreement and the compliance by such Written Consent Party with any provisions hereof do not and will not: (i) conflict with or violate any Law applicable to such Written Consent Party, (ii) if such Written Consent Party is an entity, conflict with or violate the certificate of incorporation or bylaws or any equivalent organizational documents of the Company or such Written Consent Party, or (iii) result in any breach of, or constitute a default (or an event, which with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Company Equity Interests owned by such Written Consent Party pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Written Consent Party is a party or by which such Written Consent Party is bound, except, in the case of clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to materially impair the ability of such Written Consent Party to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) [The execution and delivery of this Agreement by such Written Consent Party does not, and the performance of this Agreement by such Written Consent Party will not, require any consent, approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Authority or any other Person with respect to such Written Consent Party, other than those set forth as conditions to closing in the Business Combination Agreement.]/[All required consent, approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Authority or any other Person with respect to the execution, delivery and performance of this Agreement by such Written Consent Party will be made or obtained before the closing of the Business Combination.]

5.4 Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of such Written Consent Party after reasonable inquiry, threatened against such Written Consent Party that would reasonably be expected to materially impair the ability of such Written Consent Party to perform its obligations hereunder or to consummate the transactions contemplated hereby.

5.5 Absence of Other Voting Agreement. Except as set forth in the Company’s Constitutional Documents or the Company Shareholders Agreement, such Written Consent Party has not: (i) entered into any voting agreement, voting trust or any similar agreement, arrangement or understanding, with respect to any Company Equity Interests owned by such Written Consent Party, other than as contemplated hereby, (ii) granted any proxy, consent or power of attorney with respect to any Company Equity Interests owned by such Written Consent Party, other than as contemplated hereby, or (iii) entered into any agreement, arrangement or understanding that would prohibit or prevent it from satisfying or would materially interfere with, or is otherwise materially inconsistent with, its obligations pursuant to this Agreement, in each case of (i) to (iii), except for those that are no longer valid and binding.

5.6 Broker. Except as described in Section 4.23 of the Business Combination Agreement, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, underwriting fee, deferred underwriting fee, commission or other similar payment in connection with the Transactions based upon arrangements made by such Written Consent Party, for which the Company or any of its Affiliates may become liable.

5.7 Adequate Information. Such Written Consent Party is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon SPAC or the Company and based on such information as such Written Consent Party has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Written Consent Party acknowledges that SPAC and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Written Consent Party acknowledges that the agreements contained herein with respect to the Company Equity Interests held by such Written Consent Party are irrevocable.

6. Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any designee of any Written Consent Party from serving on the board of directors of the Company or from taking any action, subject to the provisions of the Business Combination Agreement, while acting in such designee’s capacity as a director of the Company. Each Written Consent Party is entering into this Agreement solely in its capacity as the owner of such Written Consent Party’s Company Equity Interests.

7. Termination. This Agreement shall terminate and be of no further force or effect at the earliest of: (a) the Acquisition Merger Effective Time, provided that, Section 2.1 shall survive the Acquisition Merger Effective Time in accordance with its terms; (b) the valid termination of the Business Combination Agreement in accordance with its terms; and (c) the express mutual written agreement of all of the parties hereto. Notwithstanding the foregoing sentence, this Section 7 and Section 10 shall survive any termination of this Agreement. Upon termination of this Agreement, none of the parties hereto shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 7 shall relieve any party hereto of liability for any willful material breach of this Agreement prior to its termination.

8. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in SPAC any direct or indirect ownership or incidence of ownership of or with respect to any Written Consent Party’s Company Equity Interests. All rights, ownership and economic benefits of and relating to each Written Consent Party’s Company Equity Interests shall remain fully vested in and belong to such Written Consent Party, and SPAC shall have no authority to direct any Written Consent Party in the voting or disposition of any of Company Equity Interests except as otherwise provided herein.

9. [Reserved].

10. Miscellaneous.

10.1 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

10.2 Non-survival of Representations and Warranties. None of the representations, or warranties in this Agreement shall survive the Expiration Time. Notwithstanding the foregoing, this Section 10.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Acquisition Merger Effective Time or the termination of this Agreement.

10.3 Assignment. No party hereto may assign, directly or indirectly, including by operation of Law, either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto, except with respect to a Transfer completed in accordance with Section 2.1. Subject to the first sentence of this Section 10.3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this Section 10.3 shall be void.

10.4 Amendments and Modifications. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by each of SPAC, Holdings, the Company and Written Consent Parties who collectively own a majority in interest of the Written Consent Party Company Securities or the Written Consent Party Surviving Company Securities, as applicable, provided that Image Digital Investment (HK) Limited and TPP Fund II Holding F Limited shall have consented to any amendment made pursuant to this Section 10.4.

10.5 Specific Performance. The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

10.6 Notices. All notices, consents and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a nationally recognized courier service guaranteeing overnight delivery, or sent via email to the parties hereto at the following addresses, and such communications, to be valid, must be addressed as follows:

(i)	if to SPAC or Holdings, to:

Prime Impact Acquisition I

123 E San Carlos Street, Suite 12

San Jose, California 95112

Attention: Mark Long

Email: mark.long@primeimpactcapital.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

620 Eighth Avenue

New York, NY 10018

Attention: Dan Espinoza; Craig Schmitz

Email: DEspinoza@goodwinlaw.com; CSchmitz@goodwinlaw.com

(ii)	if to the Company, to:

8/F, Desheng Hopson Fotune Plaza

13-1 Deshengmenwai Avenue

Xicheng District, Beijing 100088, China

Attention: Lei Zhang

Email: zhanglei@cheche365.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

Unit 2901, 29F, Tower C, Beijing Yintai Centre

No. 2 Jianguomenwai Avenue

Chaoyang District, Beijing 100022

The People’s Republic of China

Attention: Dan Ouyang, Esq./Ronnie K. Li, Esq.

Email: douyang@wsgr.com/keli@wsgr.com

(iii) if to a Written Consent Party, to the address for notice set forth opposite such Written Consent Party’s name on Schedule A hereto,

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

Unit 2901, 29F, Tower C, Beijing Yintai Centre

No. 2 Jianguomenwai Avenue

Chaoyang District, Beijing 100022

The People’s Republic of China

Attention: Dan Ouyang, Esq./Ronnie K. Li, Esq.

Email: douyang@wsgr.com/keli@wsgr.com

Unless otherwise specified herein, such notices or other communications will be deemed given (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) upon transmission, if sent by email (provided no “bounceback” or notice of non-delivery is received); or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

10.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to the conflict of laws principles thereof. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the federal courts of the State of New York sitting in New York, New York or any appellate courts thereof. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party, and (b) agree not to commence any Action relating thereto except in the courts described above, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (c) any claim that it is not personally subject to the jurisdiction of the courts as described herein for any reason, (d) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (e) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

10.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHERS HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.8.

10.9 Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and is not intended to confer upon any other Person other than the parties hereto any rights or remedies.

10.10 Counterparts. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Delivery by electronic transmission to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

10.11 Effect of Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.12 Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses, whether or not the transactions contemplated hereby are consummated.

10.13 Further Assurances. At the request of SPAC or the Company, and without further consideration, each Written Consent Party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement, provided that any restrictive covenant agreements, non-interference, release or other similar instruments (or instruments containing any such similar obligations) shall not take effect without the applicable Written Consent Party’s written consent (which consent shall not be unreasonably withheld, delayed or denied).

10.14 Waiver. No failure or delay on the part of either party to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither party shall be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such waiving party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.15 Several Liability. The liability of any Written Consent Party hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Written Consent Party be liable for any other Written Consent Party’s breach of such other Written Consent Party’s representations, warranties, covenants, or agreements contained in this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

Prime Impact Acquisition I:

By:
Name:	Mark Long
Title:	Founder, Co-CEO and CFO

SIGNATURE PAGE TO

SHAREHOLDER SUPPORT AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

Cheche Group Inc.:

By:
Name:	Zhang Lei
Title:	Director

SIGNATURE PAGE TO

SHAREHOLDER SUPPORT AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

Cheche Technology Inc.:

By:
Name:	Zhang Lei
Title:	Director

SIGNATURE PAGE TO

SHAREHOLDER SUPPORT AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

Written Consent Party:

By:
Name:
Title:

SIGNATURE PAGE TO

SHAREHOLDER SUPPORT AGREEMENT

Schedule to Form of Shareholder Support Agreement dated January 29, 2023

Written Consent Party	Securities	Number of Shares
Mutong Holdings Limited	Company Ordinary Shares	253,181,563
Cicw Holdings Limited	Company Series Seed Preferred Shares	89,854,375
	Company Series Pre-A Preferred Shares	13,825,000
Ruiyuan Technology Holdings Limited	Company Series Pre-A Preferred Shares	60,300,000
Beijing Zhongyun Ronghui Investment Center, LLP	Company Series A Preferred Shares	62,500,000
	Company Series B Preferred Shares	4,687,500
Ningbo Shiwei Enterprise Management Partnership (L.P.)	Company Series A Preferred Shares	62,500,000
	Company Series B Preferred Shares	4,687,500
LIAN JIA ENTERPRISES LIMITED	Company Series B Preferred Shares	62,500,000
Image Digital Investment (HK) Limited	Company Series D Preferred Shares	98,840,437
TPP Fund II Holding F Limited	Company Series D Preferred Shares	24,710,109